                                    AGREEMENT

    This Agreement (the "Agreement") dated as of the 20th day of January, 1997 (the "Effective Date") by and between Yves Faroudja, a natural person residing at 26595 Anacapa Drive, Las Altos Hills, CA 94022 ("Faroudja"), and Faroudja Laboratories, Inc., a California corporation with an office at 750 Palomar Avenue, Sunnyvale, CA 94096 ("Company").

                                  WITNESSETH:

    WHEREAS, the parties have entered into that certain "License Agreement" dated as of March 6, 1996 relating to certain intellectual property rights owned by Faroudja; and

    WHEREAS, the parties wish to cancel and nullify such License Agreement and replace it in its entirety with this Agreement;

    NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE 1
                    CANCELLATION OF MARCH 6, 1996 AGREEMENT

    Section 1.1 CANCELLATION AND RELEASE. The parties hereby cancel, void, and nullify that certain "License Agreement" entered into between them on March 6, 1996 (the "Prior Agreement") and substitute in its place this Agreement, as if the Prior Agreement never existed and this Agreement were entered into between the parties on March 6, 1996, Each party hereby releases and forever discharges the other from any claims such party may have had for any breach of the Prior Agreement.

                                   ARTICLE 2
                         CONSTRUCTION AND DEFINITIONS

    Section 2.1 CONSTRUCTION. (a) All references in this Agreement to "Articles," "Sections," and "Exhibits" refer to the articles, sections, and exhibits to this Agreement.

    (b) As used in this Agreement, neutral pronouns and any variations thereof shall be deemed to include the feminine and masculine and all terms used in the singular shall be deemed to include the plural, and vice versa, as the context may require.

    (c) The words and "HEREOF," "HEREIN" and "HEREUNDER" and other words of similar import refer to this Agreement as a whole, including the exhibits hereto, as the same may from time to time be amended or supplemented and not to any subdivision contained in this Agreement.

    (d) The word "INCLUDING" when used herein is not intended to be exclusive and means "INCLUDING WITHOUT LIMITATION."

    Section 2.2 CAPITALIZED TERMS. The following capitalized terms have the meaning provided below:

         (a) "COMPANY FIELD" shall mean the field of data processing for electronically displaying images to the human eye. For purposes of illustration only, the Company Field includes the following functionalities, whether they are implemented within the frame of a TV set/projector, within a standalone unit, or otherwise: any video manipulation, enhancement, display and reproduction, encoding and decoding of NTSC, PAL, SECAM or any other composite video standard, analog-to-digital and digital-to-analog conversion of video signals; add-on device (or portion thereof) which performs video/image manipulation, enhancement, display or reproduction (including without limitation Tvs, computers, videoconferencing equipment, printers and medical imaging devices); line doubling and quadrupling, video enhancement, display, reproduction and noise reduction; HDTV video companion products; and any implementation of the foregoing functionalities in general purpose integrated circuits which accomplish such processes in hardware or software. Without limiting the foregoing, the Company Field shall include all existing Company products, including as described on pages 18-19 of that certain Faroudja Images Inc. Private Placement Memorandum dated December 14, 1995 (the "PPM") and the products described in the "New Product Development" section on pages 20-21 of the PPM.

         (b) "INTELLECTUAL PROPERTY" shall mean all intellectual property, proprietary, or similar rights, including any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States, international and foreign utility and design patents and applications therefor and all reissued divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof, (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology and technical data, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world; and (v) any similar or equivalent rights to any of the foregoing anywhere in the world.

         (c) "POST-AGREEMENT TECHNOLOGY" shall mean all Intellectual Property first owned by Faroudja during the period commencing on the Effective Date and ending on the date Faroudja ceases to be an employee of Company.

         (d) "YF PATENTS" shall mean (i) all patents and applications therefor owned, in whole or in part, by Faroudja as either an inventor or assignee, including the patents and applications therefor listed on Exhibit A; (ii) all patents and applications therefor on inventions conceived by Faroudja prior to the Effective Date, regardless of when such inventions arc reduced to practice or such applications are filed; and (iii) all continuations, continuations-in-part, divisionals, reissues, and foreign or international counterparts of any of the foregoing.

         (e) "YF TECHNOLOGY" shall mean all Intellectual Property owned by Faroudja as of the Effective Date and the YF Patents.

                                   ARTICLE 3
                               OTHER AGREEMENTS

    Section 3.1 OTHER AGREEMENTS. Faroudja Inc., the parent of the Company, shall issue to Faroudja a warrant to purchase shares of Company's common stock substantially in the form of the Warrant attached as Exhibit B hereto.

                                   ARTICLE 4
                                 LICENSE GRANT

    Section 4.1 LICENSE GRANT. Subject to (a) the rights previously granted to third parties pursuant to those agreements listed on Exhibit A, and (b) the rights retained by Faroudja pursuant to Section 4.2, Faroudja hereby grants to Company an exclusive (including as to Faroudja, except as set forth in Section 4.2), worldwide, perpetual, irrevocable, fully paid, royalty-free, fully transferable right and license under the YF Technology to make, have made, use, reproduce in copies, modify, publicly display, offer for sale, sell, have sold, import, have imported, distribute, and otherwise fully exploit in any manner any product, device, system,, machine, work of authorship, apparatus or other subject matter covered by the YF Technology and practice any method or procedure (including the unlimited, unrestricted right to grant and authorize sublicenses to any or all of the foregoing rights).

    Section 4.2 FAROUDJA RIGHTS. Faroudja shall retain the nonexclusive, non-transferable right (except as set forth in Section 15.7) with the right to sublicense third parties, outside the Company Field to make, have made, use, reproduce in copies, modify, publicly display, offer for sale, sell, have sold, import, have imported, distribute, and otherwise fully exploit in any manner any product, device, work of authorship, or apparatus and practice any method or procedure covered by the YF Technology.

                                   ARTICLE 5
                             ASSIGNMENT OF RIGHTS

    Section 5.1 ASSIGNMENT. Company shall own all right, title, and interest in and to all the Post-Agreement Technology. Faroudja hereby irrevocably transfers, grants, conveys, and assigns to Company, throughout the world and in perpetuity, without reservation, all right, title and interest in and to all the Post-Agreement Technology, including without limitation all Intellectual Property therein. Faroudja shall, from time to time, without further consideration, execute such documents, render such assistance, and take such other action as Company may reasonably require at no charge to Company, to apply for, prosecute, register, obtain, maintain, perfect, protect, confirm, and enforce Company's rights in the Post-Agreement Technology.

    Section 5.2 EXECUTION OF DOCUMENTS. Faroudja hereby irrevocably constitutes and appoints Company, with full power of substitution, to be its true and lawful attorney, in name, place, and stead, to execute, acknowledge, swear to, and fill all instruments, conveyances, certificates, agreements, and other documents, and to take any action which may be necessary, appropriate, or desirable to effectuate the provisions of this Article 5. Company shall not exercise the powers of attorney granted herein unless Faroudja falls to fulfill its obligations under Section 5.1. The powers of attorney granted herein shall be deemed to be coupled with an interest and shall be irrevocable.

                                   ARTICLE 6
                            DELIVERY OF TECHNOLOGY

    Section 6.1 DELIVERY. As soon as practicable, Faroudja shall deliver to Company copies of any and all physical embodiments in Faroudja's possession of all YF Technology and all Post-Agreement Technology, including all documentation relating thereto and shall provide Company with explanations of such technology including descriptions of the advantages thereto.

                                   ARTICLE 7
                      PATENT PROSECUTION AND MAINTENANCE

    Section 7.1 CONFERENCE, At Company's request, from time to time during the Term, Faroudja shall meet and confer with Company and Company's designated representatives, if any, to aid Company in developing a plan for the preparation, filing and prosecution of patent applications covering YF Technology, including those patent applications listed on Exhibit A (all such patent applications collectively, "YF Applications").

    Section 7.2 COMPANY CONTROL. Subject only to the rights granted to Faroudja in Section 7,5, Company shall have the exclusive right to control, including the right to designate patent counsel to be used for the preparation, filing, prosecution, issuance, maintenance, and the like of any and all YP Applications worldwide, including conducting any interference, re-examinations, reissues and opposition, extension, and similar proceedings relating thereto, whether or not such YF Applications have been prepared or filed prior to the Effective Date.

    Section 7.3 FAROUDJA COOPERATION. (a) Faroudja shall provide all reasonable cooperation to Company and Company's counsel in connection with the preparation, filing, prosecution, issuance, maintenance, and the like of any and all YF. Applications worldwide, including conducting any interferences, re-examinations, reissues and apposition, extension, and similar proceedings relating thereto.

    (b) Faroudja shall provide all reasonable cooperation to Company and Company's counsel in connection with the preparation, filing, prosecution, issuance, maintenance, and the like of any and all Post-Agreement Technology worldwide, including conducting any interferences, re-examinations, reissues and opposition, extension, and similar proceedings relating thereto.

    Section 7.4 COST. Company shall be solely responsible for all costs in connection with the preparation, filing, promotion, issuance, and maintenance of the YF Patents and applications therefor and any interferences, re-examinations, reissues and opposition proceedings relating thereto.

    Section 7.5 FAROUDJA'S RIGHT TO PROSECUTE. If the Company, in its reasonable business judgment, declines to prepare, file and/or prosecute a patent application, in any particular jurisdiction, covering a particular portion of the YF Technology, the Company shall provide notice of such decision within a time period reasonable for Faroudja to pursue patent protection. Faroudja shall then have the right to prepare, file and/or prosecute such an application at his own expense through patent counsel of his own choosing. If any such application matures into an issued patent, Faroudja shall provide prompt written notification thereof to Company, along with a complete description of the patented technology and the advantages provided thereby. Company shall then have the option of (a) reimbursing Faroudja for his reasonable expenses incurred for preparation, filing, prosecution, issuance and maintenance of such patent and application therefor, in which case such patent shall be considered a part of the YF Technology for all purposes hereunder; or (b) not reimbursing Faroudja for any such expenses, in which case such patent shall not be considered a part of the YF Technology for any purpose hereunder.

                                   ARTICLE 8
                  ENFORCEMENT OF INTELLECTUAL PROPERTY RIGHTS

    Section 8.1 NOTIFICATION. Faroudja shall promptly notify Company in writing if he becomes aware of any third-party activity which reasonably appears to infringe the YF Technology. Company shall promptly notify Faroudja in writing if it becomes aware of any third-party activity in a field outside of the Company Field which reasonably appears to infringe the YF Technology.

    Section 8.2 COMPANY RIGHT OF ENFORCEMENT. Subject only to Faroudja's rights set forth in Section 9.3, Company shall have in perpetuity the sole and exclusive right (but not the obligation) to bring an action, in its own name, using attorneys of its own selection, against any third party that appears to infringe the YF Technology. Company shall be solely responsible for all costs of any such action, including attorney's fees and costs of suit. Faroudja shall consent to being joined in any such action as reasonably necessary or requested by Company, Company shall have sole control of all aspects of any such action, including its settlement, and Faroudja shall cooperate with Company in the prosecution thereof. With regard to any recovery from an accused infringer, whether by way of a judgment for damages or settlement or otherwise, the Company shall have the right to retain the entirety of such recovery, but to the extent any monies so recovered exceed the sum of all Company's expenses for such action, including attorneys' fees, the Company shall reimburse Faroudja for his out-of-pocket costs, including attorneys' fees and, if Faroudja is no longer an employee of the Company, his then standard consulting fees. The foregoing provisions shall apply notwithstanding that Faroudja may elect to join such action as a party plaintiff, or be joined as such by the Company, the court, the accused infringer or any other party to the action, in which case Faroudja may elect either (i) to be represented by the Company's attorney with no obligation to pay any of the attorneys' fees in connection with of such action, or (ii) to retain his own attorney, at his own expense.

    Section 8.3 FAROUDJA'S RIGHT TO ENFORCE. If Company elects not to enforce the YF Technology against an infringer whose infringing acts occur outside the Company Field, Faroudja may, beginning nine (9) months after Company's receipt of notice of such infringing acts, institute an action to enforce the YF Technology against such infringer. Absent any written agreement otherwise relating to the Company's participation in such action, Faroudja shall (i) bear all the cost of such action, including attorneys' fees and costs of suit and (ii) retain any and all money recovered in connection with such action, whether by way of judgement or settlement. Company shall cooperate with Faroudja in the prosecution of such action. Faroudja shall control such action, but Company shall have the right to monitor such action, including the right to review and approve all documents submitted in connection therewith. Faroudja shall not enter into any settlement of such action without Company's express written approval, Company's approval of such documents or settlement terms shall not bc unreasonably withheld. The foregoing provisions shall apply notwithstanding that Company may be joined as a party plaintiff by the court, or by the accused infringer or any other party to such action, in which case Company may elect either (i) to be represented by Faroudja's attorney, with no obligation to pay any attorneys' fees in connection with such action, or (ii) retain its own attorney, at its own expense.

    Section 8.4 DEFENSE OF DECLARATORY JUDGMENT ACTION. In the event that a third party initiates an action against the Company and/or Faroudja seeking a declaratory judgment that one or more YF Patents are not infringed and/or not valid, the provisions of Sections 9.2 and 9.3 shall pertain, that is, (i) Company shall respond to such action as it deems appropriate in its sole discretion, including the election to cross-complain against such third party for infringement, pursuant to Section 9.2, and (ii) if the infringement is outside of the Company Field and if Company elects not to defend against such action, or cross-complain, Faroudja may elect to so defend and cross-complain, pursuant to Section 8.3.

                                   ARTICLE 9
                                   INDEMNITY

    Section 9.1 INDEMNITY. The Company acknowledges that it has the sole obligation to use and implement the YF Technology into products and to ensure that such implementation and use does not infringe any proprietary rights of any third party. Faroudja shall not be liable for any claim by the Company or any third party for any damages arising from any product incorporating or created using the YF Technology, including without limitation those arising from a cause of action based upon negligence, strict liability in tort, product warranty, defect in manufacture or design or due to a defective product. The Company, its successors and permitted assigns shall indemnify and hold harmless Faroudja (and his successors and assigns) from and against any and all damages and costs resulting from or arising out of any claim or suit based upon (i) products of the Company or the Company's licensees that incorporate or are created using the YF Technology, or (ii) any infringement by such products or the Company's use of the YF Technology of any third party's Intellectual Property or proprietary right; provided, that Faroudja gives the Company immediate written notice of any such claim or suit. Company shall have complete control over the defense and disposition, including the settlement, if any, of such claim or suit. Faroudja shall cooperate with the Company, at the Company's expense (but without charge for Faroudja's services), in the defense of any such claim or suit.

                                  ARTICLE 10
                              FAROUDJA WARRANTIES

    Section 10.1 FAROUDJA WARRANTIES. Faroudja hereby represents and warrants to Company that:

         (a) when executed and delivered, this Agreement will become valid and binding on Faroudja, and enforceable against Faroudja in accordance with its terms;

         (b) Faroudja is not a party to any agreement that would prohibit him from entering into this Agreement and fully performing his obligations hereunder, including granting the licenses granted hereunder;

         (c) Faroudja has not previously granted, and will not grant, any rights in conflict with the rights and licenses granted to Company herein;

         (d)  Faroudja is the sole and exclusive owner of the YF Patents; and

         (e) the YF Patents are free and clear of any lien, encumbrance, security interest or restriction on transfer or license.

    Section 10.2 DISCLAIMER. EXCEPT FOR THE WARRANTIES EXPRESSLY SET FORTH HEREIN, FAROUDJA HEREBY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT.

                                  ARTICLE 11
                            LIMITATION OF LIABILITY

    Section 11.1 LIMITATION. FAROUDJA SHALL NOT BE LIABLE TO THE COMPANY OR ANY ENTITY CLAIMING THROUGH THE COMPANY FOR ANY LOSS OF PROFITS OR INCOME, LOSS OF DATA, OR OTHER TANGIBLE BUSINESS LOSS OR OTHER


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

CONSEQUENTIAL, INCIDENTAL, OR SPECIAL DAMAGES, OR FOR ANY CLAIM BY ANY OTHER PARTY, WHETHER IN AN ACTION IN CONTRACT OR TORT OR BASED ON A WARRANTY, EVEN IF FAROUDJA HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

                                  ARTICLE 12
                           CONFIDENTIAL INFORMATION

    Section 12.1 DEFINITION. The term "Confidential Information" shall mean any information disclosed by one party to the other in connection with this Agreement which, if in written, graphic, machine-readable or other tangible form is marked as "Confidential"' or "Proprietary," or which, if disclosed orally, is identified at the time of initial disclosure as confidential. Without limiting the foregoing, the YF Technology and the Post-Agreement Technology shall be considered Company's Confidential Information.

    Section 12.2   EXCLUSIONS.  Notwithstanding the provisions of Section
12.1 above, Confidential Information shall exclude information that:

         (a) was independently developed by the receiving party without any use of the Confidential Information of the other party or by employees or other agents of (or independent contractors hired by) the receiving party who have not been exposed to the Confidential Information;

         (b) becomes known to the receiving party, without restriction, from a source other than the other party hereto without breach of this Agreement and who had a right to disclose it;

         (c) was in the public domain at the time it was disclosed or becomes in the public domain through no act or omission of the receiving party;

         (d) was rightfully known to the receiving party, without restriction, at the time of disclosure; or

         (e) is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body; that the receiving party shall provide prompt notice thereof to the other party and shall use its reasonable best efforts to obtain a protective order or otherwise prevent public disclosure of such information.

    Section 12.3 OBLIGATION. Each party shall treat as confidential all of the other party's Confidential Information (except to the extent that the Receiving Party owns such Confidential Information) and shall not use such Confidential Information except as expressly permitted under this Agreement. Without limiting the foregoing, each party shall use at least the same degree of care which it uses to prevent the disclosure of its own confidential information of like


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importance, but in no event with less than reasonable care, to prevent the disclosure of the other party's Confidential Information under this Agreement.

    Section 12.4 CONFIDENTIALITY OF AGREEMENT. Each party agrees that the terms and conditions of this Agreement shall be treated as Confidential Information and that no reference to the terms and conditions of this Agreement or to activities pertaining thereto can be made in any form of public or commercial advertising without the prior written consent of the other party; PROVIDED, HOWEVER, that each party may disclose the terms and conditions of this Agreement:

         (a)  as required by any court or other governmental body;

         (b)  as otherwise required by law;

         (c)  to legal counsel of the parties;

         (d) in connection with the requirements of an Initial Public Offering or securities filing;

         (e) in confidence, to accountants, banks and financing sources and their advisors;

         (f) in confidence, in connection with the enforcement of this Agreement or rights under this Agreement;

         (g) in confidence, in connection with a merger or acquisition or proposed merger or acquisition, or the like; or

         (h) in confidence, in connection with any sublicensing activities permitted by this Agreement.

    Section 12.5 REMEDIES. Unauthorized use by a party of the other party's Confidential Information will diminish the value of such information.
 Therefore, if a party breaches any of its obligations with respect to confidentiality and unauthorized use of Confidential Information hereunder, the other party shall be entitled to seek equitable relief to protect its interest therein, including but not limited to injunctive relief, as well as money damages.

                                  ARTICLE 13
                                  TRADEMARKS

    Section 13.1 TRADEMARK. The parties acknowledge and agree that, as between them, the trademark "Faroudja" (the "Mark") and all goodwill associated therewith is, and at all times has been, solely owned by Company in the worldwide Company Field. Faroudja shall retain the right to use the name "Faroudja" for his individual business ventures, including its use as a trade name and trademark for goods and services of such ventures, provided that any such use will not be likely to cause confusion in the Company Field.
 Faroudja agrees that he will not license any third party to use the name "Faroudja" in any manner that would be likely to cause confusion in the Company Field and Faroudja or his licensee, the parties hereto agree to cooperate to mitigate such confusion and to take reasonable measures to prevent similar confusion in the future.

    Section 13.2 NO CONTEST. Faroudja will not attempt to use or register with any trademark office worldwide, in the Company Field, any mark based on, incorporating, or confusingly similar to the Mark or that otherwise infringes or dilutes the Mark. Faroudja shall not contest the validity or registration, if any, of the Mark in the Company Field or otherwise take any action inconsistent with Company's ownership of the Mark in the Company Field.

    Section 13.3 NO OBLIGATION. Company shall be under no obligation whatsoever to use the "Faroudja" name or mark in any manner.

    Section 13.4 COOPERATION. Faroudja shall provide Company with all reasonable cooperation, at Company's expense (but without charge for Faroudja's services), required or reasonably desired by Company to ensure registration of "Faroudja" or any mark incorporating "Faroudja" as a trade name or trademark and otherwise maintain or enforce any such name or trademark worldwide.

    Section 13.5 PUBLICITY RIGHTS. Company and its successors and assigns may, worldwide and in perpetuity, without additional consideration, refer to "Yves Faroudja" or "Faroudja" as the founder of Company and originator or inventor of the YF Technology or the Post-Agreement Technology and use Faroudja's name and likeness in Company's advertising and promotional materials and otherwise in connection with the operation of Company's business.

                                  ARTICLE 14
                             TERM AND TERMINATION

    Section 14.1 TERM. The term of this Agreement (the "Term") shall commence upon the Effective Date and continue in full force and effect until the date Faroudja ceases to be an employee of Company.

    Section 14.2 SURVIVAL. The following provisions of this Agreement shall survive any termination or expiration hereof. Articles 1, 2, 4, 8, 10, 11, 12, 13, 14, and 15.

                                  ARTICLE 15
                                    GENERAL

    Section 15.1 FURTHER ASSURANCES.Each party shall execute and deliver all further instruments and documents, and will take all further action that may bc necessary or desirable as reasonably requested by a party hereto to effectuate the parties' intent hereunder.


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

    Section 15.2 EQUITABLE REMEDIES. It is understood and agreed that breach of this Agreement will cause irreparable damage for which recovery of money damages would be inadequate, and that any party may be notified to seek timely injunctive relief, without obligation to post a bond, to protect such party's right in addition to any and all remedies available at law.

    Section 15.3 SEVERABILITY AND HEADING. If any provision, or any portions thereof, of this Agreement is held by a court of competent jurisdiction to be invalid under any applicable statute or rule of law, the parties agree that such invalidity shall not affect the validity of the remaining portions of this Agreement and further agree to substitute for the invalid provision a valid provision which most closely approximates the intent and economic effect of the invalid provision. Headings used in this Agreement are for reference purposes only and in no way define, limit, construe or describe the scope of extent of such section, or any way affect this Agreement.

    Section 15.4 NOTICES. All notices, requests, consents and other communications required or permitted under this Agreement shall be in writing and shall be deemed effective when mailed by registered or certified mail, postage prepaid, or transmitted by confirmed facsimile to the appropriate address as first set forth above. Either party may change its notice address by written notice to the other.

    Section 15.5 NON-WAIVER. No term or provisions hereof shall be deemed waived, and no breach excused, unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented. Any consent by any party to, or waiver of, a breach by the other, whether express or implied, shall not constitute a consent to, waiver of, or excuse for any other different or subsequent breach.

    Section 15.6 INDEPENDENT CONTRACTORS. The parties' relationship shall be solely that of independent contractor and nothing contained in this Agreement shall be construed to make any party an agent, partner co-venturer, representative or principal of the other for any purpose, and no party shall have any right whatsoever to incur any liability or obligation on behalf of or binding upon the other party.

    Section 15.7 ASSIGNMENT. Faroudja may not assign this Agreement or any of the YF Patents to any third party, other than to his heirs or a company in which he owns more than a majority of the capital stock, and any attempt to do so will be void and of no force or effect.

    Section 15.8 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California, excluding its conflicts of law principles. Any suit hereunder may be brought in the federal or state courts in Santa Clara County, California and all parties submit to the jurisdiction thereof.

    Section 15.9 ENTIRE AGREEMENT; AMENDMENT. This Agreement constitutes the final, complete and exclusive entire agreement between the parties with respect to the subject matter hereof and supersedes any previous proposals, negotiations, agreements, arrangements, or


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

warranties, whether verbal or written, made between the parties with respect to such subject matter. This Agreement may only be amended or modified by mutual agreement or authorized representatives of the parties in writing.

    Section 15.10 COUNTERPARTS. This Agreement may be executed in counterparts or duplicate originals, both of which shall be regarded as one and the same instrument, and which shall be the official and governing version in the interpretation of this Agreement.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed in duplicate by duly authorized officers or representatives as of the date first above written,

Yves Faroudja                Faroudja Laboratories, Inc.

/s/ Ives Faroudja                 By:    /S/ Michael Moone
----------------------                ---------------------------
                                  Name:  Michael Moone
                                  Title: President, CEO

                                   EXHIBIT A

               PATENTS AND PATENT APPLICATIONS OWNED BY FAROUDJA

                                   EXHIBIT B

                                    WARRANT


                                      14